Exhibit 10.4

DDR CORP.

RESTRICTED SHARE UNITS AWARD MEMORANDUM

1.Holder:	[PARTICIPANT NAME] (the “Holder”)
2.Plan:	DDR Corp. 2012 Equity and Incentive Compensation Plan (the “Plan”)
3.Date of Grant:	March 2, 2017 (the “Date of Grant”)
4.Number of Restricted Share Units:	[# RSUs]
5.Purchase Price:	$0
6.

Vesting Schedule:  If you are then and have been continuously employed by the Company (subject to the terms of this Restricted Share Units Award Memorandum (the “Award Memorandum”), the attached Restricted Share Units Terms (the “Agreement”) and the Plan), the Restricted Share Units subject hereto (the “RSUs”) shall vest as follows:

Vesting Date	No. of RSUs Vesting

Additional provisions regarding the vesting of the RSUs, and other terms and conditions of the RSUs, are specified in the Agreement.  Capitalized terms not defined in this Award Memorandum shall have the meaning as defined in the Agreement, or if not defined therein, in the Plan.

ACCEPTANCE OF AWARD

I accept the RSUs granted to me on the Date of Grant as specified in this Award Memorandum, and I agree to be bound by the terms and conditions of the Award Memorandum, the Agreement and the Plan.

DDR CORP., an Ohio corporationHOLDER

By: ___________________________________________________

       Name:Name:

       Title:

RESTRICTED SHARE UNITS TERMS

DDR Corp., an Ohio corporation (the “Company”), has granted to the Holder named in the Award Memorandum the number of RSUs set forth in the Award Memorandum effective as of Date of Grant specified in the Award Memorandum.  Each RSU shall represent the right of the Holder to receive one Common Share subject to and upon these terms and conditions (the “Agreement”).  The RSUs have been granted pursuant to the Plan and are subject to all provisions of the Plan and the Award Memorandum, which are hereby incorporated herein by reference, and to the following provisions of this Agreement (capitalized terms not defined in this Agreement shall have the meaning as defined in the Award Memorandum, or if not defined therein, in the Plan):

1.Vesting.   Except as otherwise provided in Section 4, the RSUs will vest in accordance with the vesting schedule set forth in the Award Memorandum.

2.Purchase Price.   The purchase price for the RSUs is set forth the Award Memorandum.

3.Transferability.   The Holder may transfer RSUs prior to vesting, during his or her lifetime (a) to one or more members of such Holder’s family, (b) to one or more trusts for the benefit of one or more of such Holder’s family, or (c) to a partnership or partnerships of members of such Holder’s family, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to the RSUs.  The RSUs are also transferable by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended).  The transferee of any RSUs will be subject to all restrictions, terms, and conditions applicable to the RSUs.

4.Termination of Employment.   If the Holder’s employment by the Company or any Subsidiary terminates prior to all of the RSUs vesting, the unvested RSUs will vest or be forfeited as follows:

(a)Termination Without Cause or for Good Reason Other than Following a Change in Control.  If the Holder’s employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary without Cause or by the Holder for Good Reason, other than in the circumstances described in Section 4(b), the unvested RSUs shall continue to vest following such termination of employment to the same extent that the RSUs would vest had the Holder remained continuously employed by the Company through the last Vesting Date.

(b)Termination Without Cause, Termination for Good Reason or Absence on Leave Termination After a Change in Control.  If, within two years following a Change in Control, the Holder’s employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary without Cause, is terminated by the Holder for Good Reason, or is terminated due to an Absence on Leave Termination, the unvested RSUs shall become immediately and automatically vested.  For purposes of this Section 4(b), “Absence on Leave Termination” means a separation from employment (within the meaning of Treasury Regulation section 1.409A-1(h)(1)) that would not constitute an interruption or termination of continuous employment under the Plan due to the absence on leave rule described in the Plan.

(c)Other Termination.  Unless otherwise determined by the Committee in compliance with Section 409A of the Code, if the Holder’s employment with the Company or any Subsidiary terminates other than in the circumstances described in paragraphs (a) or (b) of this Section 4, any RSUs which are unvested at the time of termination will be forfeited upon termination.

5.Certain Defined Terms.  For purposes of this Agreement, notwithstanding anything to the contrary in the Plan, the following terms have the following definitions:

(a)“Cause” shall have the meaning ascribed to such term in the Employment Agreement, dated as of March 2, 2017, by and between the Holder and the Company (including any successor agreement, the “Employment Agreement”).

(b)“Good Reason” shall have the meaning ascribed to such term in the Employment Agreement.

6.Form and Time of Payment of RSUs.

(a)Payment for the RSUs, after and to the extent they have become vested, shall be made in the form of Common Shares.  Except as provided in Section 6(b) or 6(c), payment shall be made within 10 days following the date that the RSUs become vested pursuant to Section 1 or Section 4 hereof.

(b)If the RSUs become vested by reason of Holder’s employment with the Company or any Subsidiary being terminated by the Company or such Subsidiary without Cause, by the Holder for Good Reason, or due to an Absence on Leave Termination, within two years following the occurrence of a Change in Control as described in Section 4(d), and if either the Change in Control does not constitute a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code or Holder’s termination of employment does not constitute a “separation from service” (determined in accordance with Section 409A(a)(2)(A)(i) of the Code), then payment for the RSUs shall be made upon the earliest of (A) the Holder’s “separation from service” with the Company and its Subsidiaries (determined in accordance with Section 409A(a)(2)(A)(i) of the Code) within two years following the occurrence of a Change in Control that constitutes a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, or (B) the date the RSUs would have become nonforfeitable under Section 1 had the Holder remained in continuous employment.

(c)If the RSUs become payable on the Holder’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Holder is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, then payment for the RSUs shall be made on the earlier of the first day of the seventh month after the date of the Holder’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code or the Holder’s death.

(d)Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Common Shares may be issued to the Holder at a time earlier than otherwise expressly provided in this Agreement.

(e)The Company’s obligations to the Holder with respect to the RSUs will be satisfied in full upon the issuance of Common Shares corresponding to such RSUs.

7.Dividend Equivalents; Voting and Other Rights.

(a)The Holder shall have no rights of ownership in the Common Shares underlying the RSUs and no right to vote the Common Shares underlying the RSUs until the date on which the Common Shares underlying the RSUs are issued or transferred to the Holder pursuant to Section 6 above.

(b)From and after the Date of Grant and until the earlier of (i) the time when the RSUs become vested and are paid in accordance with Section 6 hereof or (ii) the time when the Holder’s right to receive Common Shares in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the record date for the Company paying a cash dividend (if any) to holders of Common Shares generally, the Holder shall be entitled to a current cash payment equal to the value of the product of (x) the dollar amount of the cash dividend paid per Common Share on such date and (y) the total number of unpaid RSUs covered by this Agreement.  Such dividend equivalents (if any) shall be paid in cash to the Holder on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally.

(c)The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares in the future, and the rights of the Holder will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

8.Taxes.  The Holder hereby agrees to pay to the Company, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to the RSUs.  The Holder and the Committee hereby agree that such tax obligation, in whole, will be satisfied by the Company withholding a portion of the Common Shares otherwise to be delivered with a fair market value equal to the amount of such taxes.  Additionally, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the RSUs so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.

9.Deferral.  The Holder may, in his or her sole discretion, with respect to this award of RSUs, elect to participate in any equity deferred compensation plan established by the Company, in which case such plan shall govern RSUs deferred.

10.Subject to the Plan.  This Agreement is made and the RSUs evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary.  The RSUs and the terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment under Section 12 of the Plan.  The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan.  In the event of a conflict between the terms of this Agreement, the Award Memorandum and the Plan, the terms of the Plan shall govern.  In the event of a conflict between the terms of this Agreement and the Award Memorandum, the terms of this Agreement shall govern.

11.Restrictive Covenants.  In the event the Holder breaches any of the restrictive covenants set forth in the Employment Agreement while such restrictive covenants are in effect, the Holder will forfeit any right to the RSUs, to the extent the RSUs have not been paid pursuant to Section 6, as of the date of such breach.

12.Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement, the Award Memorandum and the Plan comply with the provisions of Section 409A of the Code.  This Agreement, the Award Memorandum and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Holder).  Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

13.Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Holder under this Agreement without the Holder’s written consent, and (b) the Holder’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.

14.Securities Law Compliance.

(a)The Holder agrees that the Company may impose such restrictions on the Common Shares issuable pursuant to the RSUs as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements.  The Holder further agrees that certificates representing the Common Shares issuable pursuant to the RSUs, if any, may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

(b)The Holder agrees that any Common Shares which the Holder may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Common Shares has become effective so as to permit the sale or other disposition of such Common Shares by the Holder, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Common Shares by the Holder may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Common Shares under the Securities Act of 1933, as amended.

15.Rights of the Holder.  The grant of the RSUs under this Agreement to the Holder is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards.  The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.  The granting of the RSUs shall in and of itself not confer any right of the Holder to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Holder’s employment at any time, subject to the terms of the Employment Agreement between the Company and the Holder.

16.Relation to Other Benefits.  Any economic or other benefit to the Holder under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Holder may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

17.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.

18.Severability.  If any provision of this Agreement or the Award Memorandum or the application of any provision hereof or thereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the Award Memorandum and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

19.Electronic Delivery.  The Company may, in its sole discretion, deliver any documents related to the RSUs and the Holder’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Holder’s consent to participate in the Plan by electronic means.  The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20.Successors and Assigns.  Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Holder, and the successors and assigns of the Company.

21.Acknowledgements.  By accepting the RSUs, the Holder hereby:

(a)acknowledges that he/she has received a copy of the Plan and a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders;

(b)accepts this Agreement and the RSUs granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement;

(c)represents and warrants to the Company that he/she is acquiring the RSUs for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the RSUs either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event;  and

(d)agrees that no transfer of the RSUs will be made unless the RSUs have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received the written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.